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                                                                   EXHIBIT 10.10

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LEASE AGREEMENT ENTERED INTO BY AND BETWEEN ASEGURADORA MEXICANA, S.A.,
HEREINAFTER REFERRED TO AS "LESSOR", REPRESENTED IN THIS ACT BY MR. JORGE IZQUIERDO RODRIGUEZ, IN HIS CAPACITY OF GENERAL SUBDIRECTOR, AND BY ADVANCED CORNEAL SYSTEMS, A.C. HEREINAFTER REFERRED TO AS "LESSEE", REPRESENTED IN THIS ACT BY MR. JOHN H. PARRISH, IN HIS CAPACITY OF ATTORNEY-IN-LAW, PURSUANT TO THE FOLLOWING RECITALS AND CLAUSES:

                                R E C I T A L S

I. LESSOR STATES:

A) That is an Insurance Institution duly organized in accordance with the General Law of Insurance and Mutualist Entities and the General Law of Mercantile Entities, as evidenced by Public Instrument Number 11,945, granted on November 27, 1937, before Mr. Manuel Borja Sorianco, Notary Public Number 47 for the Federal District, and recorded with the Public Registry of Property and Commerce for this city, under record number 66, pages 18, volume 108, book 3, dated December 10 of that same year.

B) That it has its corporate domicile in the Federal District and its main offices at Ave. Paseo de la Reforma No. 175, Col. Cuauhtemoc, C.P. 06500, Federal District, Mexico, notwithstanding the foregoing, for purposes of this agreement designates as its domicile the one located at 10105 Avenida Paseo de los Heroes, 10o. (Tenth) floor, of the development known as "Desarrollo Urbano del Rio Tijuana" in the City of Tijuana, B.C.

C) That its legal representative, Mr. Jorge Izquierdo Rodriguez, evidences his authority with Public Instrument Number 2,131, granted on October 19, 1994, before Mr. Jorge Reed Chavarria, Notary Public Number 43 for Naucalpan, State of Mexico, which authority has not been revoked, modified nor limited in any manner whatsoever.

D) That it acquired lots numbers 3 and 5 of Block 68 of the Development known as "Desarrollo Urbano del Rio Tijuana" in the City of Tijuana, B.C., as evidenced by public deeds numbers 95,481 and 34,789, granted on December 4, 1987 and April 24, 1990 before Notary Public Number 68 for the Federal District, Mr. Alejandro Soberon Alonso and Notary Public Number 6, Mr. J. Eduardo Illades Moreno for Tijuana, Baja California, under record number 68,759, pages 57, volume 421, Civil Section, and record number 85,016, pages 455, volume 534 of the same Civil Section dated June 27, 1988 and July 24, 1990 respectively, which lots were united forming one plot of land, where it carried out the construction of a building with its own funds.

E) That the building referred to on the preceding paragraph, was constituted under the Condominium Property Regime, as evidenced with Public Instrument Number 38,784, granted on September 18, 1992, before Mr. J. Eduardo Illades Moreno, Notary Public Number 6 for the City of Tijuana, Baja California, which instrument was recorded on February 2, 1993 with the Public Registry of Property and Commerce for the State of Baja California, under record number 424, page 429, volume V, Condominium Section.

F) That it entered into a Purchase Agreement with Arrendadora Plus, S.A. de C.V., an Auxiliary Credit Organization now Arrendadora Banpais, S.A. de C.V. an Auxiliary Credit Organization, Grupo Financiero ASEMEX-BANPAIS, S.A., with respect to the whole of the real estate described in the preceding paragraph with all what corresponded to it by fact or by law, through a Purchase agreement, formalized in Public Instrument Number 47,059, dated December 30, 1993, granted before Mr. Cecilio Gonzalez Marquez, Notary Public Number 151 for the Federal District.
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G)   That on December 30, 1993, it entered into Lease Agreement Number 53/93 with Arrendadora Plus, S.A. de C.V. an Auxiliary Credit Organization now Arrendadora Banpais, S.A. de C.V. an Auxiliary Credit Organization of Grupo Financiero ASEMEX-BANPAIS, S.A., with respect to the real estate described herein above.

That it early terminated the Lease Agreement mentioned in the preceding paragraph and is now in the process of formalization of the public deed corresponding to the purchase of said real estate now in favor of Aseguradora Mexicana, S.A.

H) That is its will to partially lease the building to the "THE SUBLESSEE" on the terms of this Agreement.

II.  "LESSEE" STATES

I) That is Mercantile Entity duly organized and existing in accordance with the General Law of Mercantile Entities, as evidenced with Public Instrument Number ___, granted on ________, 19__, before Mr. ________, Notary Public Number ___ for _______, Baja California, which recording is in process before the Public Registry of Property and Commerce of that municipality.

J) That its legal representative Mr. _______, evidences his personality with Public Instrument Number ___, which data is considered as stated in the preceding paragraph, stating that his faculties have no been revoked, modified nor limited in any manner whatsoever.

K) That is interested to lease a part of the real estate referred to in Recital I.D. above, for the establishment of its offices.

III. THE "PARTIES" STATE

     Both parties state that is their will to enter into this lease Agreement and for such purposes they grant the following:

                                 C L A U S E S

FIRST.- "LESSOR" leases to "LESSEE" the office area known as suites 202 and 203 with a total area of 191.42 square meters located in the second level of the building located at Paseo de los Heroes No. 10,105, in the development known as "Desarrollo Urbano del Rio Tijuana" in Tijuana, B.C., as well as the parking spaces numbers 55 and 56, located in level 1B of the same building, shown in the drawing attached here to as Exhibit 1.

SECOND.- The parties agree that this agreement is for a term of 2 (TWO) years mandatory for both parties, commencing on January 1st., 1996. "LESSEE" shall be able to renew this lease with 60 (SIXTY) days of anticipation to the expiration of the same, for an additional term of 5 (FIVE) years, on the same terms of the original foregoing two years.

THIRD.- "LESSEE" binds itself to pay the rent to "LESSOR" for the first year of the lease of the office area known as suites numbers 202 and 203, as well as for the parking spaces described in CLAUSE FIRST of this Agreement, the Amount in Dollars of $25,267.44 (TWENTY FIVE THOUSAND TWO HUNDRED AND SIXTY SEVEN DOLLARS 44/100 CURRENCY OF THE UNITED STATES OF AMERICA), plus the corresponding Value Added Tax for the amount of $2,526.75 Dollars (TWO THOUSAND FIVE HUNDRED AND TWENTY SIX DOLLARS 75/100 CURRENCY OF THE UNITED STATES OF AMERICA), making the total sum in Dollars of $27,794.19 (TWENTY SEVEN THOUSAND SEVEN HUNDRED AND NINETY FOUR DOLLARS 19/100 CURRENCY OF THE UNITED STATES OF AMERICA), which amount will be paid by "LESSEE" in 12 (TWELVE) monthly installments of $2,316.19 Dollars (TWO THOUSAND THREE HUNDRED AND SIXTEEN DOLLARS 19/100 CURRENCY OF THE UNITED STATES OF AMERICA), each one, Value Added Tax included, payable in advance on the first 5 (FIVE) days of each month at the offices of "LESSOR", located at the tenth floor (10th) of the same building located at Paseo de los Heroes No. 10,105, in the City of Tijuana, B.C.
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Additionally, "LESSEE" shall pay for the first year to "LESSOR" for maintenance expenses the amount in dollars of $4,594.08 (FOUR THOUSAND FIVE HUNDRED AND NINETY FOUR DOLLARS 08/100 CURRENCY OF THE UNITED STATES OF AMERICA), plus the corresponding Value Added Tax, this is $459.41 Dollars (FOUR HUNDRED AND FIFTY NINE DOLLARS 41/100 CURRENCY OF THE UNITED STATES OF AMERICA), making a total of $5,053.49 Dollars (FIVE THOUSAND FIFTY THREE DOLLARS 49/100 CURRENCY OF THE UNITED STATES OF AMERICA), which will be also paid in 12 (TWELVE) monthly installments of $421.13 Dollars (FOUR HUNDRED AND TWENTY ONE DOLLARS 13/100 CURRENCY OF THE UNITED STATES OF AMERICA) each one, Value Added Tax included, in the same date in which the rent is paid, in the understanding that "LESSOR" will deliver the corresponding fiscal receipts.

It is hereby understood that the maintenance supplied by "LESSOR" will be exclusively applied to the general systems, equipment and installations of the building as well as to the closed circuit television. The particular maintenance of the installations and equipment derived from the improvements carried out by "LESSEE" in the leased area will be its exclusive responsibility and at its own expense.

Likewise, "LESSEE", shall pay to "LESSOR" the proportional part corresponding to the area being leased, the expenses for supply and use of running water in the building for the corresponding consumption period.

The payment of rents and the maintenance expenses may be effected by "LESSEE" either in Dollars currency of the United States of America on in Mexican Currency at the free exchange rate in force at the exchange offices in the date on which the payment is effected.

FOURTH.- The rent and the maintenance expenses agreed in the preceding Clause for the first year of lease, will be annually increased in the subsequent years based in the Consumer Price Index for the United States of America (C.P.I.) for the 12 (TWELVE) months prior to the date in which the rent is modified, which increase will be applied to the second year of sublease and so forth until the expiration of this Lease or its renewal in its case.

FIFTH.- In the event "LESSEE" does not pay totally and in a timely manner the agreed rent, it shall pay to "LESSOR" moratory interests to the rate resulting from adding 10 (TEN) percentage points at the average percentage cost (costo porcentual promedio de captacion "C.P.P.") published each month by the Banco de Mexico, in the understanding that this penalty will be applied each month or fraction of month while said default continues.

SIXTH.- "LESSOR" will be responsible for the hidden defects of the leased premises that may prevent it from the use of the same, even if it was not aware of such hidden defects or these take place during the term of the lease.

SEVENTH.- If for acts of god or force majeure "LESSEE" is totally prevented to use the leased premises, the rent payments will be ceased during the prevention and if it continues for more than two months, "LESSEE" may request the recision of the agreement, or if it is only partially prevented to use the lease premises, "LESSEE" may request the partial reduction of the rent, to the judge of experts, or the parties may elect the recision of the Agreement, if this prevention subsists for more than two months.

EIGHTH.- In the event "LESSOR" has prospects to lease the office number 201 located in the same level that the offices subject matter of this Agreement, "LESSEE" will have a Right of Preference to lease said office, having "LESSOR" to notify "LESSEE" for such purpose with 30 days of anticipation, who will have to answer to this Right of Preference within ten (10) working days, if this is not the case, "LESSOR" may lease this office to whom it considers convenient for its interests.

NINTH.- "LESSEE" will destine the leased premises for the establishment of its own offices, being prohibited to sub-lease the same to third parties, whether individuals or entities, all or part of the area being leased, as well as the parking spaces, with the only exception that the lease is granted to companies of the same Group and with the prior written authorization by "LESSOR".
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TENTH.--"LESSEE" will contract directly with the Federal Electricity Commission of Tijuana, Baja California, the electric power required to carry out its activities in the leased premises.

Likewise, in the event it is required, "LESSEE" will apply for securing the number of telephone lines previously requested in written to "LESSOR", being its exclusive responsibility the payment for the activation, rent and use cost generated by the telephone lines to be leased.

ELEVENTH.--"LESSEE" shall pay in the timely manner the expenses for the electric power consumption and the rents of the telephone lines used by "LESSEE", being "LESSOR" entitled to request "LESSEE" at any time the corresponding proofs of payment and in the event this utilities are suspended for lack of payment, "LESSEE" will be obligated to pay at its own cost the expenses for reinstallation and to pay the damages being caused to "LESSOR" for the non-compliance of this liability.

TWELFTH.--"LESSEE" will secure on its account with an authorized company a CIVIL LIABILITY POLICY, to cover the possible events that may arise from the operation carried out in the leased premises. The Policy shall contain the preference Clause in the payment of indemnification in favour of Aseguradora Mexicana, S.A., and a copy of said Policy will have to be delivered by "LESSEE", within 15 (FIFTEEN) days following to the execution of this Agreement, any deductible, coinsurance will always be paid by "LESSEE" as well as any other participation that the insurance Policy may indicate. "Lessee", obligates itself to pay in time the insurance premiums and to keep the insurance policy in force at all times during the time the leased premises are occupied.

THIRTEENTH.--"LESSEE", to guarantee the payment of the rents agreed on in this Agreement during the term of the same, shall pay in advance eight months of rent and maintenance plus added value tax (IVA) on both. "LESSEE" will repeat this procedure every seven months in order to secure the payments for the next eight months during the first two years, process that will continue in case that according to the second clause, "LESSEE" renew the lease for and additional term of five years. The mentioned payments in advance will be effected at present value with and interest rate of 9% on balance for the first year. For the subsequent years of the agreements, said rate will be negotiated according to market conditions.

FOURTEENTH.--"LESSEE" is hereby authorized to establish by itself the services for surveillance and security systems it deems convenient, for the protection of persons and goods in the sub-leased area, being its exclusive responsibility the personnel hired for such services, keeping "LESSEE" free from any liability in this regard.

FIFTEENTH.--"LESSEE" will hire at its own risk and account the supplier or contractor who will supply in the subleased area the floor and wall finish, which works and materials will be to the benefit of "LESSOR" when the leased premises are desoccupied at the term of this Agreement or its renewals, in its case.


"LESSEE" is hereby authorized to carry out with the contractor it deems convenient the improvements to its offices and to install the electronic, electric, hydraulic and sanitary equipments required for its operation, being the performance of these works subject to the technical approval of the executive project by "LESSOR" which works shall not affect the structural stability or facade of the building, nor cause inconvenience to the other occupants of the building.

SIXTEENTH.--Both parties agree that the total cost for the works and installations referred to in the preceding Clause, will be on the exclusive account and responsibility of "LESSEE", and therefore, it is hereby authorized by "LESSOR" to remove at any time and specially when it desoccupies the leased area, each and every special installations and equipment which were installed within the leased area, including the fixed furnitures, doors, security systems and other chattels which, even when incorporated to the premises, will be removed by "LESSEE", since said investments constitute an integral part of its fixed assets.


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It is hereby understood that when "LESSEE" carries out the removal or detachment of the works and installations, it will be obliged at the time it desoccupies the leased area subject matter of this Agreement, to deliver it to "LESSOR" in the conditions in which it was received and, in its case, to repair any dysfunction that may be its responsibility, except the normal tear and wear of the leased area and it obligates itself at the execution of this Agreement to pay the damages, if this obligation is not comply with.

SEVENTEENTH.- "LESSEE" is hereby authorized to place signs in the exterior, exclusively in the access door of its office and in the billboard located at the lobby of the building, being at its charge the procedures and expenses that may originate the securing of the permit or license that, in its case, grant the competent authorities.

EIGHTEENTH.- At the execution hereof, "LESSOR" delivers to "LESSEE" the leased premises and the parking spaces referred to hereinabove, by a delivery-receipt notice that signed by the parties is attached hereto as EXHIBIT 2.

NINETEENTH.-  "LESSOR" may terminate this agreement for the following causes:

A) The lack of payment of the rent and the maintenance expenses agreed for two consecutive months.

B) If "LESSEE" destines the leased area to purposes different than those specified in this agreement.

C) That transfers in the event of sub-lease to third parties, part or all the leased area, as well as if "LESSEE" assigns in any manner the total or partial use of the leased premises gratuitously or through a consideration except when assigned to companies of the same Group and with the prior written authorization by "LESSOR".

D) For not delivering within the term established in Clauses TWELFTH and THIRTEENTH hereof, the Civil Liability Policy and the Lease Bond, as well as if the Insurance policies are not paid in time or if the respective Bond and Policy are not kept in force.

On its part, "LESSEE", may terminate this agreement in the following cases:

A) If for causes attributable to "LESSOR", it is prevented from the use and enjoyment of the leased area except for urgent repairs.

B) For not complying with the obligations assumed by "LESSEE" under this agreement.

C)   For the causes established by Law.

TWENTIETH.- For purposes derived from this lease agreement, the parties designate as their domiciles the following:

"LESSOR"       10th (TENTH) FLOOR
               PASEO DE LOS HEROES No. 10105
               FRACC. DES. URB. RIO TIJUANA
               ZONA RIO
               TORRE-ASEMEX
               TIJUANA, B.C.
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"LESSEE"                 SUITES 202 AND 203
                         PASEO DE LOS HEROES NO. 10105
                         FRACC. DES. URB. RIO TIJUANA
                         ZONA RIO
                         TORRE-ASEMEX
                         TIJUANA, B.C.

Any notice or requirement that has to be done between the parties with regard to this lease agreement, will be done or made in the above mentioned domiciles.

TWENTY FIRST.- The parties hereto agree that this agreement may only be added or modified by written duly executed by the parties by common agreement through its attorneys-in-law.

TWENTY SECOND.- Both parties agree, for purposes of what is not agreed or foreseen in this agreement, to submit themselves to the provisions of the Civil Code for the State of Baja California, with respect to leases.

TWENTY THIRD.- For purposes interpretation, execution or non-compliance of this agreement, the parties expressly agree to submit themselves to the jurisdiction of the Competent Courts for the State of Baja California, waiving any other jurisdiction that for reason of their present or future domiciles may correspond to them.

THIS AGREEMENT IS EXECUTED IN THE CITY OF TIJUANA, BAJA CALIFORNIA, ON NOVEMBER TWENTY TWO, ONE THOUSAND NINE HUNDRED AND NINETY FIVE.

ASEGURADORA MEXICANA, S.A.              "LESSEE"
     "LESSOR"


-----------------------------------     ----------------------------------------
MR. JORGE J. IZQUIERDO RODRIGUEZ        MR. JOHN H. PARRISH
GENERAL SUB-DIRECTOR                    ATTORNEY-IN-LAW
                                        WITNESS


                    ----------------------------------------
                         MR. FRANCISCO FLORES HERNANDEZ
                   SUBDIRECTOR OF REAL ESTATE ADMINISTRATION

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ACTA DE ENTREGA-RECEPCION
ANEXO AL CONTRATO DE ARRENDAMIENTO

En la Ciudad de Tijuana Baja California, siendo las 12:00 horas del dia 1o. de Enero de 1996, se reunieron en el edificio de nominado "TORRE-ASEMEX", ubicado en Avenida Paseo de los Heroes, Fraccionamiento Desarrollo Urbano del Rio Tijuana, el Arq. Francisco Flores Hernandez, Subdirector de Administracion de inmuebles de ASEGURADORA MEXICANA S.A., por "LA ARRENDADORA", y el Sr. John H. Parrish de la empresa ADVANCED CORNEAL SYSTEMS A.C., por "EL ARRENDATARIO", para hacer constar la entrega-recepcion fisica de las oficinas marcadas con los numeros 202 y 203, ubicados en el Segundo Piso de la torre, asi como de los cajones de estacionamiento numeros 54-55 del referido edificio de los cuales se hace descripcion de superficies y colindancias en el Contrato de Arrendamiento celebrado entre ASEGURADORA MEXICANA S.A. y ADVANCED CORNEAL SYSTEMS A.C., de fecha 1o. de Enero de 1996, segun se detalla a continuacion:

AREA DE OFICINA.-
Con los siguientes acabados:

- Pisos en cemento acabado escobillado para recibir acabado final con una superficie de 191.42 metros cuadrados, falso plafon de acustome linea de sombra en modulos de 61x61 cms. cubriendo una superficie de 164.48 metros cuadrados, luminarias tipo parabolica de 61x61 cms. con difusor y retorno de aire integrado 46 piezas, muros perimetrales de tabla roca con acabado Texturi Tersa en combinacion con 60.47 metros cuadrados de canceleria de aluminio anodizado negro con cristal templado reflecta sobre sustrato gris, la cual forma parte de la fachada de la torre, puerta de tambor de pino de 250 x 98 cms. en el acceso principal a la oficina incluye cerradura marca KWIKSET y juego de llaves.

Con las siguientes instalaciones en la oficina:

a) Ducteria de lamina galvanizada con forro en losa correspondiente al Sistema de Aire Acondicionado, que incluye: 36 salidas de inyeccion y extraccion de aire integradas a las luminarias tipo parabolicas de 61x61 cms., 1 unidad manejadora de aire tipo unizona, 1 termostato-control de temperatura, redes de tuberia y cableado correspondiente a 1 resistencia electrica para la calefaccion del area.

b) Ducteria y registros para la instalacion telefonica.

c) Preparaciones para instalar a futuro sanitarios privados, las cuales consisten en 1 bajada de fo.fo. 4" de diametro para aguas negras y 1 alimentacion de agua fria en tuberia de Cobre tipo M de 1/2" de diametro.

d) Redes de tuberia y cableado respecto a la instalacion electrica de alumbrado y fuerza del area, con 7 salidas electricas de contactos de piso, 1 tablero de distribucion localizado en los ductos de instalaciones del edificio.
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CAJONES DE ESTACIONAMIENTO

"LA ARRENDATARIA", adquiere conjuntamente con las Oficinas Numeros 202 y 203, 2 cajones de estacionamiento los cuales se localizan en el sotano 1B del edificio, marcados con los numeros 54 y 55.

No habiendo otro asunto que tratar y conformes las partes con el contenido de la presente Acta de Entrega-Recepcion, la firman el dia de su fecha:

      "LA ARRENDADORA"                        "EL ARRENDATARIO"


/s/ ARQ. FRANCISCO FLORES HERNANDEZ       /s/ SR. JOHN H. PARRISH
-----------------------------------       ------------------------------------
ASEGURADORA MEXICANA S.A.                 ADVANCED CORNEAL SYSTEMS A.C.
ARQ. FRANCISCO FLORES HERNANDEZ           SR. JOHN H. PARRISH
SUBDIRECTOR DE ADMINISTRACION DE          APODERADO LEGAL
IMMUEBLES
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           CROQUIS DE INSTALACIONES EXISTENTES EN OFICINAS 202 Y 203

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                                   FLOOR PLAN


                                 SOTANO 1-B "B"